CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated this 30  day of March, 2010 is between Conmed Corporation, with offices at 525 French Road, Utica, New York  13502 ("Conmed") and David A. Johnson, with a residence at 4670 Hartsfield Place, Manlius, New York  13104 ("Consultant").

WITNESSETH:

WHEREAS, Consultant has resigned his employment from COMMED effective March 30, 2010;

WHEREAS, Consultant has knowledge and relevant experience in the area relevant to Conmed’s manufacturing operations and supply chain initiatives; and

WHEREAS, in light of the foregoing, Conmed desires to retain Consultant to render Services (as such term is hereinafter defined) to it, and Consultant desires to render Services to Conmed.

NOW, THEREFORE, in consideration of the above premises and of the mutual agreement and undertakings hereinafter set forth, Conmed and Consultant agree as follows:

1.           Scope of Work.  Consultant shall be available via telephone to consult with Conmed on issues related to the manufacturing operations, supply chain, and/or distribution as the need may arise (“Services”).  Consultant shall render Services to Conmed, in accordance with and subject to the terms and provisions of this Agreement.

2           Independent Contractor.  Consultant shall be deemed to be, and function as, an independent contractor, not an employee or agent of Conmed, under this Agreement without the capacity to bind Conmed or commit Conmed to any course of conduct.  Neither this Agreement nor Consultant's Services hereunder shall entitle Consultant to participate in any employee benefit plan or arrangement of Conmed.  Consultant expressly acknowledges that Consultant is not entitled to participate in any benefit plans of Conmed.  Consultant hereby expressly waives any claim for benefits coverage in relation to the Services provided under this Agreement.

3.           Representations and Warranties of Consultant.  Consultant represents and warrants to Conmed that: (i) Consultant will use Consultant’s best efforts and such working time and energy as may be required for the performance of the Services, in accordance with the requests and instructions of Conmed; (ii) Consultant is not a party to any agreement or understanding, oral or written, effective on the date first written above or applicable during the Term restricting or limiting Consultant’s ability to observe and perform the terms and provisions hereof on Consultant’s part to be observed and performed; (iii) Consultant will not become a party to any such agreement or understanding during the Term without Conmed's prior written consent; and (iv) Consultant will comply with all applicable laws, rules and regulations in performing Consultant’s obligations hereunder.

4.           Ownership of Information.  Any and all work prepared by Consultant for Conmed or developed in the course of providing the Services shall belong to Conmed.  Consultant shall not circulate, disseminate or provide these materials to any other party without the prior written consent of Conmed.

5.           Consulting Fees.  In consideration for the Services, a Certification in form identified in Exhibit A signed weekly (the “Certification”), and Consultant’s unrevoked Waiver and Release of Claims set forth in Exhibit B, Conmed shall pay Consultant Five Thousand Six Hundred Thirty-Two and 35/100 dollars ($5,632.35) weekly, beginning April 15, 2010.  As additional consideration, Conmed will pay such fees as identified on Exhibit C.

6.           Confidentiality.   Consultant acknowledges that certain information not in the public domain, and proprietary to Conmed (and any information disclosed by a third party to Conmed under an obligation of confidentiality) including, without limitation, information relating to current or future finances, budgets, products, processes, equipment, services, research, development, patent applications, manufacturing, engineering, sales information, marketing plans and policies of Conmed ("Confidential Information") may be made available to Consultant or developed by Consultant during Consultant’s term of engagement with Conmed.  During the Term and thereafter, Consultant will treat as trade secrets of Conmed all Confidential Information acquired or developed by Consultant during the course of Consultant’s engagement with Conmed, and will not use any such Confidential Information for Consultant’s own benefit nor disclose (orally or in writing) any such Confidential Information to any third party, except as previously authorized in writing by Conmed.  Consultant will not reveal to Conmed any confidential information of a third party that Consultant is prohibited from disclosing to Conmed.  Consultant further agrees not to enter any Company premises without the knowledge and consent of the VP of Corporate Human Resources.  In addition to any other remedies, if you breach this agreement, the Company, as liquidated damages, will be relieved of any obligation to make the payment contemplated hereunder.

7.           Term and Termination.  This Agreement shall commence on April 12, 2010, and shall terminate on February 7, 2011 (“Term”) or such earlier date if Consultant is unable to provide a Certification.  Additionally, if Consultant breaches this Agreement or the Certification, Conmed may terminate this Agreement immediately upon written notice to Consultant.   In the event this Agreement is terminated prior February 7, 2011, Consultant shall be compensated for Services provided up to the effective date of termination, provided, however, that if this Agreement is terminated by Conmed for based upon a breach of the agreement by Consultant, Consultant shall not be compensated for any Services provided that involved a breach of this Agreement. Upon termination of this Agreement for any reason, Consultant shall promptly, but in no case later than five (5) days after said termination, return to Conmed all Confidential Information, and all materials supplied to Consultant by Conmed and copies thereof.   Notwithstand the foregoing, Consultant will receive consulting fees through May 7, 2010 regardless of employment status.

8.             Non-solicitation.  Consultant agrees that he will not, for a period of one (1) year following the termination of this Agreement, directly or indirectly attempt to solicit or induce any employee of Conmed or any of its affiliates to leave the employment of Conmed of any of its affiliates.

10.           Waiver.  The failure of either party to exercise its right to offset or indemnification with regard to any liability incurred in its performance of the Agreement shall not prevent such party from exercising any such right regarding such or any subsequent liability.

11.           Survival.   All terms and provisions hereof which by their terms are expressly required to be observed and performed by Conmed or Consultant after the termination of this Agreement shall continue thereafter in full force and effect.

12.           Notices.  Any notice or communication required to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed postage prepaid, if to Consultant to the address above, and if to Conmed to the address above with a copy to Conmed Corporation, 525 French Road, Utica, NY  13501 Attention: VP of Corporate Human Resources, or at such other address as may hereafter be furnished in writing by either party hereto to the other.  Such notice shall be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

13.           Assignment.  This Agreement may not be assigned by Consultant without Conmed’s written consent.

14.           Force Majeure.  Either party's failure to observe and perform any term or provision of this Agreement on their respective parts to be observed and performed shall be excused in the event, to the extent and only during the period that same arises from or is incident to unforeseen causes beyond the excused party's control not resulting from the excused party’s fault or negligence, including, but not limited to, acts of a public enemy, government or God, strikes and lockouts, priorities, allocations, and unavailability of materials at a reasonable cost.

15.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Conmed and Consultant, and their respective successors and permitted assigns.

16.           Controlling Law.  This Agreement shall be deemed to have been made in the State of New York and shall be governed, construed and enforced under the internal laws of said State without regard to its rules on conflicts of law.

17.           Invalidity.  The invalidity or unenforceability of any term or provision of this Agreement shall not affect the other terms and provisions, and such invalid or unenforceable term or provision shall, in all events, be construed and enforced to the fullest extent permissible under law.

18.           Sole Agreement.  This Agreement constitutes the entire agreement between Conmed and Consultant respecting the subject matter hereof and the same may not be changed or modified except by an instrument in writing executed by both parties hereto which states that it is an amendment hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Conmed and Consultant have executed or caused this Agreement to be executed as of the date and year first above mentioned.

David A. Johnson	Conmed Corporation
Signature: /s/ David A. Johnson	By: /s/ Luke A. Pomilio
Name: Luke A. Pomilio Title: Vice President
Date: 3-30-2010	Date: 3-30-2010

EXHIBIT A

CERTIFICATION

CONMED Corporation
Attn:  VP Corp HR
525 French Road
Utica, New York  13501

Dear Heather,

This letter shall serve to confirm that since February 5, 2010,  I am and have not been employed or otherwise earning income or any other form of compensation (including equity and/ or debt interests), whether as a consultant, agent, independent contractor or in any other capacity, since I was employed at Conmed Corporation.   I agree to notify you when I am employed or otherwise earning income or any other form of compensation (including any equity and/or debt interest) within three (3) business days of such an event.

Sincerely,

/s/ David A. Johnson
David A. Johnson

EXHIBIT B

WAIVER AND RELEASE OF CLAIMS

Consultant, personally and on behalf of his heirs, executors, trustors, trustees, administrators, personal representatives, beneficiaries, successors, and assigns, hereby releases Conmed and its current and former officers and directors, as well as Conmed’s current and former employees, consultants, contractors and representatives (in both their individual and representative capacities) from any and all demands, charges, claims or causes of action which he may have against them, whether known or unknown, relating to any matter whatsoever, including but not limited to his employment with or separation from Conmed as of the date this Waiver and Release is executed, including, but not limited to, all claims for relief under any local, state or federal law, statute, rule, regulation or enactment.  Except as specifically provided for in the following paragraph below, this Waiver and Release shall include, but is not limited to, any charges, claims or causes of action which Consultant may have for relief under any law, statute, rule, regulation or enactment dealing with employment discrimination and/or harassment, including, but not limited to all claims under the applicable Federal and State statutes, such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the New York Human Rights Law, the New York Labor Law, the Americans With Disabilities Act, the Sarbanes-Oxley Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act or any other applicable federal, state, or local law, as well as all claims or causes of action for wages, bonuses, or other payments, wrongful discharge, discrimination, tort, libel, or slander, retaliation, or breach of contract arising under the statutory or common law of any jurisdiction, and claims for attorney fees.  Consultant understands that this Waiver and Release is an essential and material term of the Consulting Agreement and that, without this Waiver and General Release, no agreement would have been reached by the parties.  This Waiver and Release is intended to be a general release and cover any claim in any way arising out of Consultant’s relationship with and separation from employment with Conmed, including any and all rights or claims of unlawful retaliation, discrimination or harassment on the basis of age, race, sex, gender, marital status, disability, national origin, religion, military leave or any other basis under federal, state, or local law.  Consultant is not waiving any rights or claims which may arise after the date he signs this Waiver and Release.

Consultant understands that nothing in this Waiver and Release prevents him from filing a charge (including a challenge to the validity of this Waiver and Release) with the Equal Employment Opportunity Commission (the “EEOC”) or participating in any investigation or proceeding conducted by the EEOC.  However, Consultant understands and agrees that he is waiving any right to recover any monetary or other personal relief as a result of any such EEOC proceedings or any subsequent legal action brought by the EEOC on his behalf.

Older Worker Benefit Protection Act Disclosure. Consultant acknowledges that:

(a)           He has read this entire Waiver and Release and fully understands its terms;

(b)           He is receiving payment and other consideration that he would not otherwise be entitled to;

(c)           He understands and acknowledges that he has twenty-one (21) days from the date of receipt of this Waiver and Release to consider its terms;

(d)           He was advised to consult with an attorney prior to signing this Waiver and Release and has had the opportunity to review it with an attorney;

(e)           He understands that in order to receive the retiree health insurance benefits under the CONMED Corporation Healthcare Plan, he must sign and return this Waiver and Release, and that he shall not execute it prior to his last day of employment;

(f)           He is voluntarily entering into this Waiver and Release with the exception of final expense reports covering October 2009 through January 2010 and his car allowance for March 2010;

(g)           He is not waiving any rights or claims which may arise after the date of this Waiver and Release; and

(h)           He has seven (7) days following execution of this Waiver and Release to revoke it by notifying in writing, VP of Corporate Human Resources at Conmed Corporation, 525 French Road, Utica, NY 13501of his revocation and this Waiver and Release will not be effective or enforceable until the seven (7) day period has expired.

/s/ David A. Johnson	3-30-2010
David A. Johnson	Date signed

STATE OF NEW YORK                                 )
)  ss.:
COUNTY OF ONONDAGA                           )

On the 30th day of March in the year 2010 before me, the undersigned, a notary public in and for said State, personally appeared David A. Johnson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

/s/ Cynthia M. Horton
Notary Public

Exhibit C

•	Outplacement services to be with an agreed upon vendor for a period of six (6) months under terms to be negotiated between Conmed and the vendor, fees not to exceed $30,000.

•	2010 installment of Consultant’s initiation fees for the Onondaga country club of $5,751 00

[end of list]

Heather L. Cohen
VP Corporate Human Resources
and Deputy General Counsel
CONMED Corporation
525 French Road
Utica, NY  13502

Re:  Resignation of Employment

This letter serves as my resignation from employment with CONMED Corporation, effective March 30, 2010 and acceptance of the terms of this Consulting Agreement.

Sincerely,

/s/ David A. Johnson
David A. Johnson